                                                                    Exhibit 99.1
[LOGO OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED]



                                                           FOR IMMEDIATE RELEASE

Contact:
--------
Jordan Darrow
Vice President, Investor Relations
PRIMUS Telecommunications
(212) 703-0116


                      PRIMUS TELECOMMUNICATIONS ANNOUNCES
                          EXTENSION OF EXCHANGE OFFER


     McLEAN, VA, July 12, 1999 - PRIMUS Telecommunications Group, Incorporated (Nasdaq: PRTL), a global facilities-based voice, data, and Internet telecommunications provider, announced today that it has extended its exchange offer of its outstanding unregistered 11 1/4% Senior Notes due 2009 (the "Senior Notes") for registered 11 1/4% Senior Notes due 2009. The exchange offer will now expire at 5:00 p.m., New York City time, Monday, July 26, 1999, or such later date and time to which it may be subsequently extended.

     This announcement is not an offer to exchange or a solicitation of an offer to exchange with respect to any of the Senior Notes. The exchange offer is made solely by the Prospectus dated May 7, 1999, as the same may be amended or supplemented from time to time.

                                    --END--